UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 5, 2009
WEATHERFORD INTERNATIONAL LTD.
(Exact name of registrant as specified in charter)

Bermuda (State of Incorporation)	1-31339 (Commission File No.)	98-0371344 (I.R.S. Employer Identification No.)

515 Post Oak Blvd., Houston, Texas	77027-3415
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 693-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-1.1
EX-4.1
EX-5.1
EX-5.2

Item 1.01. Entry into a Material Definitive Agreement
On January 5, 2009, we entered into an Underwriting Agreement with Banc of America Securities LLC, Barclays Capital Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co. and UBS Securities LLC, as representatives of the underwriters named therein. A copy of that Underwriting Agreement is attached as an exhibit to this filing.
Pursuant to the Underwriting Agreement, Weatherford International Ltd., a Bermuda exempted corporation (“Weatherford Bermuda”), will issue and sell to the underwriters $1,000,000,000 aggregate principal amount of 9.625% Senior Notes due 2019 (the “2019 Notes”) and $250,000,000 aggregate principal amount of 9.875% Senior Notes due 2039 (the “2039 Notes” and together with the 2019 Notes, the “Notes”).
The Notes will be fully and unconditionally guaranteed by Weatherford International, Inc., a wholly owned subsidiary of Weatherford Bermuda. Following the consummation of the share exchange and scheme of arrangement described in the Revised Preliminary Proxy Statement filed with the Securities and Exchange Commission on December 18, 2008 (the “Share Exchange”), Weatherford International Ltd., a Swiss joint-stock corporation (“Weatherford Switzerland”), will guarantee the Notes on substantially the same terms and conditions as the guarantees provided by Weatherford International, Inc., in accordance with the requirements of the Indenture (as defined below).
The Notes will be issued under an Indenture, dated October 1, 2003 (the “Indenture”), among Weatherford Bermuda, Weatherford International, Inc., as guarantor, and Deutsche Bank Trust Company Americas, as trustee, as supplemented by a Second Supplemental Indenture dated as of January 8, 2009 (the “Second Supplemental Indenture”). We have previously filed a copy of the Indenture, and a copy of the Second Supplemental Indenture is attached as an exhibit to this filing.
We estimate that we will receive net proceeds from the offering of approximately $1,233.0 million after deducting the underwriting discounts and expenses related to the offering.
In the ordinary course of business, certain of the underwriters and their respective affiliates have provided, and may in the future provide, financial advisory, investment banking and other financial and banking services, and the extension of credit, to us or our subsidiaries. These underwriters and their affiliates have received, and may in the future receive, customary fees and commissions for their services. An affiliate of Deutsche Bank Securities Inc. serves as trustee under the indenture pursuant to which the notes will be issued. Affiliates of Banc of America Securities LLC, Barclays Capital Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co. and UBS Securities LLC serve as lenders under one or more of our credit facilities. These affiliates will receive their respective shares of any repayment by us of amounts outstanding under our credit facilities from the net proceeds of the offering. Because the underwriters or their affiliates or associated persons are expected to receive more than 10% of the proceeds of the offering as repayment for such debt, the offering is made in compliance with the applicable provisions of FINRA Rule 5110 and NASD Conduct Rule 2720. Because the notes are investment-grade rated by one or more nationally recognized statistical rating agencies, compliance with these rules only requires the disclosure set forth in the “Underwriting” section of the prospectus relating to the offering.

There are representations and warranties contained in the transaction documents filed as exhibits to this report that were made by the parties to each other as of specific dates. The assertions embodied in the representations and warranties were made solely for purposes of these transaction documents and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the transaction documents’ terms. Moreover, certain of these representations and warranties may not be accurate and complete as of any specified date because (i) they may be subject to contractual standards of materiality that differ from standards generally applicable to investors, or (ii) they may have been used to allocate risk among the parties rather than to establish matters as facts. Based on the foregoing you should not rely on the representations and warranties included in these documents as statements of factual information.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
On January 8, 2009, we entered into the Second Supplemental Indenture referenced above to create two new series of senior debt designated as 9.625% Senior Notes due 2019 and 9.875% Senior Notes due 2039.
The Second Supplemental Indenture and the forms of the Notes evidencing the debt are attached as exhibits to this filing.
Weatherford Bermuda will pay interest on the Notes on March 1 and September 1 of each year, beginning March 1, 2009. The 2019 Notes will mature on March 1, 2019, and the 2039 Notes will mature on March 1, 2039. Weatherford Bermuda may redeem some of either or both series of the Notes from time to time or all of either or both series of the Notes at any time at the redemption prices set forth in the Second Supplemental Indenture. The holders of the Notes may require Weatherford Bermuda to redeem the Notes of either or both series if the Notes are rated below investment grade following certain events that constitute a change of control of Weatherford Bermuda. The terms of that provision, including the price at which Weatherford Bermuda may be required to redeem the notes, are set forth in the Second Supplemental Indenture.
The Notes will be Weatherford Bermuda’s senior, unsecured obligations and will rank equally with all of its other senior, unsecured indebtedness from time to time outstanding. The Notes will be fully and unconditionally guaranteed on a senior, unsecured basis by Weatherford International, Inc. Following the consummation of the Share Exchange, the Notes will be guaranteed by Weatherford Switzerland on substantially the same terms and conditions as the guarantees provided by Weatherford International, Inc., in accordance with the requirements of the Indenture. The guarantees by Weatherford International, Inc. and Weatherford Switzerland will rank equal in right of payment to all of Weatherford International, Inc.’s and Weatherford Switzerland’s respective existing and future senior, unsecured indebtedness.

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Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated January 5, 2009, among Weatherford International Ltd., a Bermuda exempted company, Weatherford International, Inc., a Delaware corporation, Weatherford International Ltd., a Swiss joint-stock corporation, and Banc of America Securities LLC, Barclays Capital Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co. and UBS Securities LLC, as Representatives of the several underwriters named therein.

4.1	Second Supplemental Indenture, dated as of January 8, 2009, among Weatherford International Ltd., Weatherford International, Inc., and Deutsche Bank Trust Company Americas.

4.2	Form of global note for 9.625% Senior Notes due 2019 (set forth as Exhibit A in the Second Supplemental Indenture attached as Exhibit 4.1 hereto).

4.3	Form of global note for 9.875% Senior Notes due 2039 (set forth as Exhibit A in the Second Supplemental Indenture attached as Exhibit 4.1 hereto).

4.4	Form of guarantee notation (set forth as Exhibit B in the Second Supplemental Indenture attached as Exhibit 4.1 hereto).

5.1	Opinion of Conyers Dill & Pearman regarding the Notes.

5.2	Opinion of Andrews Kurth LLP regarding the Notes and Guarantees.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2009	WEATHERFORD INTERNATIONAL LTD.

	By:	/s/ Andrew P. Becnel

	Name:	Andrew P. Becnel
	Title:	Senior Vice President and Chief Financial Officer

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